UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 8, 2026

Date of Report

(Date of earliest event reported)

SUMISHO AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Air Lease Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
3.700% Medium-Term Notes, Series A, due April 15, 2030	AL30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On April 8, 2026, Air Lease Corporation, a Delaware corporation (the “Company”), completed the previously announced merger (the “Merger”) of Takeoff Merger Sub Inc., a Delaware corporation (“Merger Sub”), with and into the Company, with the Company surviving the Merger as an indirect subsidiary of Sumisho Air Lease Corporation Designated Activity Company (formerly known as Gladiatora Designated Activity Company), an Irish private limited company (“Parent”). Parent is a new holding company established in connection with the Merger and is jointly owned, directly or indirectly, by Sumitomo Corporation, a Japanese corporation (“Sumitomo”), SMBC Aviation Capital Limited, a company incorporated with limited liability in Ireland (“SMBC AC”), investment vehicles affiliated with Apollo managed funds (“Apollo”) and Brookfield (“Brookfield”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of September 1, 2025 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. The Merger became effective on April 8, 2026 (the “Effective Time”) pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware on such date. At the Effective Time, the Company changed its name to Sumisho Air Lease Corporation.

Item 1.01. Entry into Material Definitive Agreements.

The information set forth in the Introductory Note and Item 2.03 under the headings “Term Loan Credit Agreement”, “Revolving Credit Agreement” and “Senior Notes Offering” of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreements.

The information set forth in the Introductory Note and Item 2.03 under the heading “Orderbook Acquisition” of this Current Report on Form 8-K is incorporated herein by reference.

At or prior to the Effective Time, the Company terminated and caused to be repaid in full all outstanding loans and other amounts due, in an aggregate amount of $3.0 billion, under the Tenth Amendment and Extension Agreement, dated as of April 30, 2025, by and among the Company and ALC Aircraft Financing Designated Activity Company, as borrowers, the several lender parties from time to time thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders to the Second Amended and Restated Credit Agreement, dated as of May 5, 2014.

After the Effective Time, the Company’s Medium Term Notes issued under the Indenture, dated as of November 20, 2018, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee, will remain outstanding.

Additionally, after the Effective Time, the Company’s Indenture, dated as of October 11, 2012, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the Twelfth Supplemental Indenture, dated as of March 8, 2017, relating to 3.625% Senior Notes due 2027, the Fifteenth Supplemental Indenture, dated as of November 20, 2017, relating to 3.625% Senior Notes due 2027, and the Twentieth Supplemental Indenture, dated as of September 17, 2018, relating to 4.625% Senior Notes due 2028, will remain outstanding.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.03, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Merger Consideration

At the Effective Time, each share of the Class A Common Stock of the Company, par value $0.01 per share (the “Class A Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares that were canceled or converted into shares of the surviving corporation pursuant to the Merger Agreement, was converted into the right to receive $65.00 per share of the Class A Common Stock, in cash, without interest and less any required withholding taxes (the “Merger Consideration”). At the Effective Time, each share of 4.65% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, and 6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D, of the Company issued and outstanding immediately prior to the Effective Time remained outstanding and was deemed to be a share of preferred stock of the surviving corporation with the same rights, powers, privileges and voting powers, and restrictions and limitations thereof applicable to such series of preferred stock.

At the Effective Time, (i) each outstanding Company restricted stock unit award that was subject to only time-based vesting conditions (each, a “Company RSU”) that was vested (but not yet settled) immediately prior to the Effective Time or became vested as of the Effective Time in accordance with its terms was converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes and other authorized deductions, equal to the product of the Merger Consideration multiplied by the number of shares of the Class A Common Stock subject to such Company RSU, (ii) each outstanding Company RSU that was not covered by clause (i) was converted into the contingent right to receive from Parent or the surviving corporation an amount in cash, without interest and subject to applicable withholding taxes and other authorized deductions, equal to the product of the Merger Consideration multiplied by the number of shares of the Class A Common Stock subject to such Company RSU (each, a “Converted RSU Cash Award”), and (iii) each outstanding restricted stock unit award that was subject to performance-based vesting conditions (each, a “Company PSU”) was converted into a contingent right to receive from Parent or the surviving corporation an amount in cash, without interest and subject to applicable withholding taxes and other authorized deductions, equal to the product of the Merger Consideration multiplied by the number of shares of the Class A Common Stock issuable pursuant to each such Company PSU determined based upon the greater of the target level of performance and the actual level of performance calculated as of the latest practicable date prior to the Effective Time (each, a “Converted PSU Cash Award”). Each Converted RSU Cash Award and Converted PSU Cash Award is subject to the same vesting terms and conditions as applied to the corresponding Company RSU and Company PSU, respectively, immediately prior to the Effective Time, except that Converted PSU Cash Awards are no longer subject to any performance-based conditions.

The aggregate purchase price for the Class A Common Stock was approximately $7.4 billion, and the total transaction value, including the Company’s debt obligations assumed (indirectly through Parent’s acquisition of the Company) or refinanced net of cash in connection with the Merger, was approximately $28.2 billion.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2025, and the terms of which are incorporated herein by reference.

Orderbook Acquisition

On April 8, 2026, in connection with the closing of the Merger, SMBC AC acquired the Company’s outstanding orderbook for undelivered aircraft (the “Orderbook Acquisition”). Upon consummation of the Orderbook Acquisition, SMBC AC became the sole holder of the rights to acquire the undelivered aircraft comprising the orderbook. The consideration paid by SMBC AC for the Orderbook Acquisition equals the amount of pre-delivery payments that the Company paid to original equipment manufacturers in the aggregate for the undelivered aircraft as of the Effective Time plus a premium.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan Credit Agreement

In connection with the Merger, Merger Sub entered into a term loan credit agreement, dated as of November 14, 2025, by and among Merger Sub, the several banks and other financial institutions or entities from time to time as parties thereto (the “Lenders”) and Sumitomo Mitsui Banking Corporation, as administrative agent, as amended by that certain First Amendment to the Term Loan Credit Agreement, dated as of March 25, 2026 (as amended, the “Term Loan Credit Agreement”), pursuant to which the Lenders have provided, and the surviving corporation borrowed at the Effective Time, a $1,000,000,000 term loan, which was used to fund a portion of Parent’s Merger Consideration of the Company. As a result of the Merger, at the Effective Time, the obligations of Merger Sub under the Term Loan Credit Agreement became obligations of the Company as the surviving corporation in the Merger. The First Amendment to the Term Loan Credit Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Revolving Credit Agreement

In connection with the Merger, Merger Sub entered into a revolving credit agreement, dated as of November 14, 2025, by and among Merger Sub, the several banks and other financial institutions or entities from time to time as parties thereto and Sumitomo Mitsui Banking Corporation, as administrative agent, as amended by that certain First Amendment to the Revolving Credit Agreement, dated as of March 25, 2026 (as amended, the “Revolving Credit Agreement”), pursuant to which Merger Sub will have access to up to $3,500,000,000 in revolving loans for working capital purposes and other general corporate purposes. As a result of the Merger, at the Effective Time, the obligations of Merger Sub under the Revolving Credit Agreement became obligations of the Company as the surviving corporation in the Merger. There were no amounts outstanding under the Revolving Credit Facility as of April 8, 2026. The First Amendment to the Revolving Credit Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Senior Notes Offering

On March 24, 2026, in connection with the Merger, Merger Sub issued $800,000,000 aggregate principal amount of 4.400% Senior Notes due 2028 (the “2028 Notes”), $1,200,000,000 aggregate principal amount of 4.500% Senior Notes due 2029 (the “2029 Notes”), $1,500,000,000 aggregate principal amount of 4.850% Senior Notes due 2031 (the “2031 Notes”) and $500,000,000 aggregate principal amount of 5.500% Senior Notes due 2036 (the “2036 Notes” and together with the 2028 Notes, the 2029 Notes and the 2031 Notes, the “Notes”) pursuant to an indenture, dated as of March 24, 2026 (the “Indenture”), among Merger Sub and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Indenture contains customary covenants, redemption provisions and events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

Until consummation of the Merger, pursuant to an escrow agreement, dated March 24, 2026 (the “Escrow Agreement”), by and among Merger Sub, the Trustee and Computershare Trust Company, N.A., as escrow agent (in such capacity, the “Escrow Agent”), Merger Sub caused to be deposited into an escrow account (the “Escrow Account”) the net proceeds of the offering of the Notes (such funds in the Escrow Account, the “Escrowed Property”) and granted the Trustee, for its benefit and the benefit of the holders of the Notes, a first-priority security interest in the Escrow Account and the Escrowed Property to secure the obligations under the Notes pending release from escrow.

Upon consummation of the Merger and in accordance with the Indenture and the Escrow Agreement, the Notes became the obligation of the Company, and the Escrowed Property was released from escrow. Upon release from escrow, the Company used the funds to repay certain existing indebtedness and for general corporate purposes.

In connection with the issuance of the Notes, Merger Sub entered into a registration rights agreement (the “Registration Rights Agreement”), which remained an obligation of the Company upon consummation of the Merger. The Company agreed under the Registration Rights Agreement to use its commercially reasonable efforts to file and cause to become effective a registration statement for a registered offer to exchange the Notes for new Notes, with terms substantially identical in all material respects to the Notes. Under certain circumstances, the Company may be required to file a shelf registration statement to allow for resales of the notes. The Company may be obligated to pay additional interest on the Notes if it fails to comply with obligations under the Registration Rights Agreement.

The foregoing descriptions of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, which are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, respectively, and the terms of which are incorporated herein by reference.

Servicing Agreement

On April 8, 2026, in connection with the closing of the Merger, SMBC AC entered into a Servicing Agreement with Parent, guaranteed by the Company, to act as exclusive servicer to the Parent group, including the Company (the “Group”), in respect of its aircraft leased to non-U.S. airlines (the “Servicing Agreement”). The remaining aircraft leased to U.S. airlines as of the closing of the Merger will continue to be serviced by the Group. Under the Servicing Agreement, SMBC AC is responsible for the provision of technical and lease administration services, including aircraft marketing, aircraft trading, technical asset management and risk management for the aircraft within the Group’s fleet leased to non-U.S. airlines. The Servicing Agreement contains provisions to address potential conflicts of interest and also requires SMBC AC, as servicer, to act in accordance with a prescribed standard of care. Pursuant to the Servicing Agreement, Parent will pay or procure the payment to SMBC AC of customary fees for services rendered thereunder, which relate to the leasing, acquisition and sale of the Group’s aircraft subject to the Servicing Agreement.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On April 8, 2026, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of the completion of the Merger and (a) requested that trading in the Class A Common Stock be suspended and the Class A Common Stock be withdrawn from listing on NYSE, and that NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the Class A Common Stock to report the delisting of the Class A Common Stock from NYSE and suspend trading of the Class A Common Stock on NYSE prior to the opening of trading on April 8, 2026; and (b) requested that trading in the 3.700% Medium-Term Notes, Series A, due April 15, 2030 (the “Medium-Term Notes”) be suspended and the Medium-Term Notes be withdrawn from listing on NYSE, and that NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the Medium-Term Notes to report the delisting of the Medium-Term Notes from NYSE and suspend trading of the Medium-Term Notes on NYSE prior to the opening of trading on April 8, 2026.

Upon effectiveness of the Form 25, the Company intends to file with the SEC a certificate and notice of termination on Form 15 with respect to the Class A Common Stock, requesting that the Class A Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Class A Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger and at the Effective Time, holders of the Class A Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 1.01, 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

On April 8, 2026, upon consummation of the Merger, a change in control of the Company occurred and the Company became an indirect subsidiary of Parent. After the consummation of the Merger, Sumitomo indirectly holds approximately 47.505%, SMBC AC indirectly holds approximately 4.99%, Apollo indirectly holds approximately 23.7525% and Brookfield indirectly holds approximately 23.7525% of the outstanding voting power of the surviving corporation.

Sumitomo and SMBC AC are each entitled to appoint two directors to the board of directors of Parent, and Apollo and Brookfield are each entitled to appoint one director to the board of directors of Parent. Members of the board of directors of Parent may serve on the board of directors of any material subsidiary of Parent (including the Company) or any committee thereof, subject to local residency and similar requirements of law and except as may be otherwise agreed by the Sumitomo, SMBC AC, Apollo and Brookfield (subject to certain limitations). The board of directors of Parent unanimously appointed, or caused the appointment of, the board of post-closing board of directors of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Departure of Existing Directors and Named Executive Officers

In connection with the Merger and effective as of the Effective Time, each of the members of the Company’s Board of Directors (the “Board”) was removed from the Board and from any and all committees of the Board on which they served and ceased to be directors of the Company, which removals were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In connection with the Merger and effective as of the Effective Time, John L. Plueger’s employment as the Company’s President and Chief Executive Officer (and principal executive officer), Grant A. Levy’s employment as the Company’s Executive Vice President, Marketing, Carol H. Forsyte’s employment as the Company’s Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, and Gregory B. Willis’s employment as the Company’s Executive Vice President and Chief Financial Officer (and principal accounting officer and principal financial officer) were terminated.

In connection with the termination of their employment, each of Mr. Plueger, Mr. Levy, Ms. Forsyte and Mr. Willis is entitled to severance payments and benefits under their respective severance agreements with the Company. Pursuant to the Severance Agreement, dated as of July 1, 2016, by and between the Company and Mr. Plueger (the “Severance Agreement”), Mr. Plueger is entitled to severance payments and benefits including, among other things, (i) accrued salary and benefits up to the termination date, (ii) prorated annual bonus for the year of termination, (iii) a lump sum payment equal to three times the sum of annual salary and target annual bonus, (iv) cash payment for COBRA costs, (v) a lump sum payment of group term life insurance premiums and (vi) vesting of outstanding equity awards.

Pursuant to the Air Lease Corporation Executive Severance Plan, adopted on February 22, 2017, as amended on May 3, 2017 (the “Executive Severance Plan”), Mr. Levy, Ms. Forsyte and Mr. Willis are entitled to severance payments and benefits including, among other things, (i) accrued salary and benefits up to the termination date, (ii) prorated annual bonus for the year of termination, (iii) vesting of outstanding equity awards and (iv) a lump sum payment equal to two times the sum of annual salary and target annual bonus.

Appointment of New Directors and Named Executive Officers

In connection with the Merger and effective immediately after the Effective Time, Noriyuki Hiruta, David Swan and Sabrina Lemmens were elected as directors of the surviving corporation. Since January 1, 2025, there has been no, and there is currently no proposed, transaction in excess of $120,000 in which the Company or the surviving corporation was or is to be a party, and in which any of the above named directors had or will have a direct or indirect material interest. In addition, in connection with the Merger and effective immediately after the Effective Time, Noriyuki Hiruta was appointed to serve as the Chief Executive Officer, President and Secretary of the Company and Sabrina Lemmens was appointed to serve as the Chief Financial Officer of the Company.

Mr. Hiruta will remain employed by Sumitomo and provide services to the Group through a secondment arrangement with ALC Aircraft Limited. Sumitomo will continue to provide compensation and benefits to Mr. Hiruta and the Company will not pay Mr. Hiruta any compensation (other than business expenses incurred in connection with his discharge of duties on behalf of the Group). For his services, Mr. Hiruta will receive from Sumitomo an annual base salary of 174,850 euros and will be eligible for: (i) a discretionary annual incentive bonus opportunity as determined by Sumitomo in its sole discretion, (ii) an annual housing allowance in the amount of 92,885 euros, (iii) an annual overseas living cost allowance in the amount of 62,729 euros and (iv) an annual furniture and vehicle cost allowance in the amount of 13,200 euros. Each of these amounts includes tax gross-up payments made to compensate Mr. Hiruta for his tax obligations arising out of his residency in Ireland. ALC Aircraft Limited will pay Sumitomo an annual fee of $500,000 for Mr. Hiruta’s services to the Group. For the sake of clarity, no portion of such annual fee will be paid to Mr. Hiruta by any member of the Group or Sumitomo.

In connection with Ms. Lemmens’ appointment as Chief Financial Officer, Ms. Lemmens has entered into an offer letter (the “Lemmens Offer Letter”), which provides that Ms. Lemmens will receive an annual base salary of $700,000 and will be eligible for: (i) an annual performance-based incentive bonus with a target of 100% of her base salary and (ii) an annual long-term cash award with a target equal to 45% of the sum of her base salary and target annual bonus. In addition, Ms. Lemmens will continue to participate in the Company’s Executive Severance Plan during the 24-month period following the Effective Time.

Mr. Hiruta and Ms. Lemmens will also each enter into an indemnification agreement with Parent on April 8, 2026 in the form approved by the Board of Directors of Parent. The form of the indemnification agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

There are no arrangements or understandings between Mr. Hiruta or Ms. Lemmens and any other person pursuant to which Mr. Hiruta was appointed as Chief Executive Officer, President and Secretary and Ms. Lemmens was appointed as Chief Financial Officer. There are also no family relationships between Mr. Hiruta or Ms. Lemmens and any director or executive officer of the surviving corporation.

The foregoing descriptions of the Severance Agreement, the Executive Severance Plan and the Lemmons Offer Letter are subject to and qualified in their entirety by reference to the Severance Agreement, the Executive Severance Plan and the Lemmons Offer Letter. Copies of the Severance Agreement and the Executive Severance Plan were filed as Exhibits 10.234 and 10.235 to the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2026, and the terms of which are incorporated herein by reference. The Lemmens Offer Letter which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026, and is incorporated herein by reference.

Mr. Hiruta, 59, previously served as Chairman of SMBC AC from May 2023 to January 2026 when he stepped down in anticipation of his role at the surviving corporation. Previously, Mr. Hiruta held the position of General Manager of Lease & Business Development Department at Sumitomo. During Mr. Hiruta’s career between 1989 and 2023, he had held several roles in Sumitomo, including General Manager of Aircraft & Engine Leasing Department, General Manager of Aerospace Business Department at Sumitomo Corporation Europe and Joint General Manager of Aviation Capital Department at Sumitomo Mitsui Finance & Leasing Co., Ltd. Mr. Hiruta was also a key member of the acquisition team who managed the takeover of SMBC AC from RBS in 2012, where he worked as Manager in Leasing Business Department at Sumitomo. Mr. Hiruta holds a Bachelor of Economics from the University of Osaka and a Master of Business Administration from the University of Chicago.

Ms. Lemmens, 48, served as Senior Vice President and Financial Controller of the Company prior to her appointment. Ms. Lemmens has over 15 years of aircraft leasing experience since joining the Company in 2011. Prior to joining the Company, Ms. Lemmens spent six years at Amgen Inc. in managerial positions within the Accounting and International Tax and Transfer Pricing Departments. Before her time in Amgen, Ms. Lemmens spent three years at PricewaterhouseCoopers LLP in their financial services practice. Ms. Lemmens is a Certified Public Accountant, licensed in the state of California and received her Bachelor of Arts from California State University, Fullerton and her Master in accounting from the University of Southern California.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, at the Effective Time, the Restated Certificate of Incorporation of the Company was further amended and restated (the “Restated Certificate”) and shall be the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. The Restated Certificate is attached as Exhibit 3.1 hereto and incorporated herein by reference.

In connection with the Merger, at the Effective Time, the Fourth Amended and Restated Bylaws of the Company were also further amended and restated (the “Restated Bylaws”) and shall be the bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. The Restated Bylaws are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On November 12, 2025, plaintiff Brooke E. Bingham (the “Plaintiff”), a purported stockholder of the Company, filed a putative class action lawsuit captioned Bingham v. Air Lease Corporation, C.A. No. 2025-1308-BWD (the “Action”) in the Court of Chancery of the State of Delaware (the “Court”), naming as defendants the Company and members of the Board (together, the “Defendants”). The Action alleged, among other things, that the Board violated its fiduciary duties under Delaware law by failing to disclose purportedly material information regarding the Merger in the Definitive Proxy Statement on Schedule 14A (the “Proxy”) filed on November 4, 2025 with the SEC. The Plaintiff also filed a motion for expedited proceedings and a motion for a preliminary injunction. On November 28, 2025, without admitting any liability or wrongdoing, or that any supplemental disclosures were required under applicable laws, the Company filed a Form 8-K with the SEC voluntarily making certain additional disclosures to supplement those contained in the Proxy. On December 4, 2025, the Court granted a stipulation and proposed order voluntarily dismissing the Action, and retaining jurisdiction solely for the purpose of adjudicating the anticipated application of the Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the Action (the “Fee and Expense Application”). Following negotiations, the Company, while denying any and all liability on behalf of the Defendants and maintaining that the Proxy complies fully with all applicable laws, decided it was in its and its stockholders’ best interests to pay the Plaintiff’s counsel $450,000 in attorneys’ fees and expenses to resolve the Fee and Expense Application. The Court has not been asked to review, and will pass no judgment on, the payment of these attorneys’ fees and expenses.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 1, 2025, by and among Air Lease Corporation, Sumisho Air Lease Corporation Designated Activity Company (formerly known as Gladiatora Designated Activity Company) and Takeoff Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 1, 2025).

3.1	Amended and Restated Certificate of Incorporation of Sumisho Air Lease Corporation.

3.2	Fifth Amended and Restated Bylaws of Sumisho Air Lease Corporation.

4.1	Indenture, dated as of March 24, 2026, by and between Takeoff Merger Sub Inc. and Computershare Trust Company, N.A.

4.2	Registration Rights Agreement, dated as of March 24, 2026, by and among Takeoff Merger Sub Inc., SMBC Nikko Securities America, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC.

10.1	Severance Agreement, dated as of July 1, 2016, by and between Air Lease Corporation and John L. Plueger (incorporated by reference to Exhibit 10.234 to the Company’s Annual Report on Form 10-K filed on February 12, 2026).

10.2	Air Lease Corporation Executive Severance Plan, adopted February 22, 2017, as amended on May 3, 2017 (incorporated by reference to Exhibit 10.235 to the Company’s Annual Report on Form 10-K filed on February 12, 2026).

10.3	First Amendment to Term Loan Credit Agreement, dated as of March 25, 2026, by and among Sumisho Air Lease Finance Corporation, Takeoff Merger Sub Inc., Sumitomo Mitsui Banking Corporation and the lenders party thereto.

10.4	First Amendment to Revolving Credit Agreement, dated as of March 25, 2026, by and among Sumisho Air Lease Finance Corporation, Takeoff Merger Sub Inc., Sumitomo Mitsui Banking Corporation and the lenders party thereto.

10.5	Form Indemnification Agreement

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMISHO AIR LEASE CORPORATION

Date: April 8, 2026	/s/ Noriyuki Hiruta
Noriyuki Hiruta
Chief Executive Officer, President and Secretary